       1                                                 EXHIBIT 11.

MUSTANG SOFTWARE, INC.

COMPUTATION OF EARNINGS PER SHARE
(In thousands, except earnings per share) (Unaudited)
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

                                                        Three Months Ended
                                                            March 31,
                                                        2000       1999
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
Weighted average common shares calculation - basic
 Weighted average number of common shares and common
 stock units outstanding                                 6,315     4,145
Common stock equivlents from outstanding stock options       0         0
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Average common and common stock equivalents outstanding  6,315     4,145
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Weighted average common and common equivalent share
 calculation - diluted:
Weighted average number of common shares and common
 stocks units outstanding                                6,315     4,145
Dilutive effect of outstanding common stock options         	        388
Assuming conversion of Preferred Stock                               451
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Weighted average common and common equivalent shares -
 diluted                                                 6,315     4,984
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Net Income (Loss)                                        $(245)    $  10
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Net Earnings per share - Basic                           $(.04)    $ .00
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Net Earnings per share - Diluted                         $(.04)    $ .00  (1)
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(1) Fully diluted earnings per share have not been presented because the effects are not material.
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